FORM 8-K
                                 CURRENT REPORT




                        PURSUANT TO SECTION 13 OR 15(d)OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                 Date of Report
                        (Date of earliest event reported)
                                  March 3, 1998



                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
             (Exact name of Registrant as specified in its charter)



Delaware                   1-11154                          13-3663331
(State of                  (Commission                    (IRS Employer
Incorporation)             File Number)                 Identification No.)


6000 N. Loop 1604 W.
San Antonio, Texas                                      78249-1112
(Address of Principal                                   (Zip Code)
Executive Offices)

Registrant's telephone number, including area code:(210) 592-2000

(a)      Item 5.  Other Events

     On March 3, 1998 Ultramar Diamond Shamrock Corporation (the "Company") notified the holders of all 1,724,400 outstanding shares of its 5% Cumulative Convertible Preferred Stock (the "5% Preferred") that is intends to redeem all outstanding shares of 5% Preferred on March 18, 1998. The 5% Preferred will be redeemed by the issuance of common stock of the Company at the rate of approximately 1.9246 share of common stock for each share of 5% Preferred so redeemed. The Company expects to issue 3,318,706 shares of its common stock in connection with the redemption or conversion of the 5% Preferred Stock on or prior to March 18, 1998.

(b)      Exhibits

         99.1 Form of Notice of Redemption and Termination of
Conversion Right.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ULTRAMAR DIAMOND SHAMROCK CORPORATION


                                      By:  /s/ Todd Walker
                                               Todd Walker Attorney-In-Fact


March 3, 1998